EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
ACC Feed Supplement, LLC	South Dakota

Agri Point Ltd.	Republic of Cyprus

Agro Storage d.o.o, a subsidiary of Agri Point Ltd.	Bosnia

Ag States Reinsurance Co., IC, a subsidiary of Impact Risk Funding Inc.	Washington DC

Broadbent Grain Pty. Ltd.	Australia

CENEX AG, Inc.	Delaware

CENEX Pipeline, LLC	Minnesota

CHS de Argentina, S.A.	Argentina

CHS North LLC	Minnesota

CHS AGRONEGOCIO - Industria e Comercio Ltda.	Brazil

CHS Canada Cooperative	Alberta

CHS Canada, Inc.	Manitoba

CHS Capital, LLC	Minnesota

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Trading Company Australia Pty. Ltd.	Australia

CHS Hallock Canada, Inc	Manitoba

CHS Hallock, LLC	Minnesota

CHS Hedging, LLC	Delaware

CHS Holdings, LLC	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHSINC Iberica SL, a subsidiary of CHS Europe S.a.r.l	Spain

CHS Latin America Holdings LLC	Minnesota

CHS Luxembourg, S.a.r.l	Luxembourg

CHS Milling Luxembourg, S.a.r.l.	Luxembourg

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine, LLC, a subsidiary of CHS Europe S.a.r.l	Ukraine

Oregana Co., Ltd., a subsidiary of CHS Europe S.a.r.l	Republic of Cyprus

CHS Agromarket, LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

CHS Agritrade Bulgaria Ltd., a subsidiary of CHS Europe S.a.r.l	Bulgaria

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Agritrade Hungary Ltd., a subsidiary of CHS Europe S.a.r.l	Hungary

CHS Bermuda GP	Bermuda

RosAgroInvest LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

CHS Hong Kong Limited, a subsidiary of CHS Europe S.a.r.l	Hong Kong

CHS (Shanghai) Trading Co., Ltd., a subsidiary of CHS Hong Kong Ltd	China

CHS Italy S.r.l.	Italy

CHS Korea, LLC	South Korea

CHS McPherson Refinery, Inc.	Kansas

CHS Pacific Private Limited, a subsidiary of CHS Industries Ltd.	Republic of Singapore

CHS Serbia D.O.O. Novi Sad, a subsidiary of CHS Europe S.a.r.l	Serbia

CHS Singapore Trading Company PTE. LTD.	Republic of Singapore

CHS Uruguay SRL	Uruguay

CHS-Brule, Inc	Nebraska

CHS-CFE Co	Illinois

CHS-Farmco, Inc.	Kansas

CHS-GC, Inc.	Colorado

CHS-Holdrege, Inc.	Nebraska

CHS-M&M, Inc.	Colorado

CHS-Rochester	Minnesota

CHS-Shipman, Inc.	Illinois

CHS-Sub Sycamore, Co.	Illinois

CHS-Sub Whatcom, Inc	Washington

CHS-Valley City	North Dakota

CHS-Wallace County, Inc.	Kansas

Circle Land Management, Inc.	Minnesota

Cofina Funding, LLC, a subsidiary of CHS Capital, LLC	Delaware

CHS Capital ProFund LLC, a subsidiary of CHS Capital, LLC	Minnesota

CZL Australia & Japan Pty Ltd	Australia

CZL Ltd.	Japan

Dakota Agronomy Partners, LLC	North Dakota

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

GTL Resources Limited	England

GTL Resources Overseas Investments Limited	England

GTL Resources USA, Inc.	Delaware

IGH Insurance Company, IC	Washington DC

Illinois River Energy, LLC	Delaware

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Delaware

Larsen Cooperative TVCS	Wisconsin

Lewis-Clark Terminal, Inc.	Idaho

Market Street Terminal, LLC	Illinois

Marshall Insurance Agency, Inc.	Minnesota

M Tarhaz Raktarozasi es Szolgaltato Korlatolt Felelossegu Tarsasag	Hungary

Patriot Fuels Biodiesel, LLC	Illinois

Patriot Holdings, LLC	Illinois

Patriot Land Holdings, LLC	Illinois

Patriot Renewable Fuels, LLC	Illinois

PGG/HSC Feed Company, LLC	Oregon

Rockville Propane Terminal LLC	Minnesota

Russell Consulting Group, LLC	Nebraska

CHS Agritrade Romania SRL, a subsidiary of CHS Europe S.a.r.l	Romania

S.C. Silotrans S.R.L.	Romania

S.C. Transporter S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

S.C. Nutron S.R.L.	Romania

Sinav Limited	England

CHS de Paraguay SRL, a subsidiary of CHS Singapore Trading Company PTE. LTD.	Paraguay

Southwest Crop Nutrients, LLC	Kansas

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

Wagner Gas & Electric, Inc.	Wisconsin

Watertown Crop Nutrients LLC	South Dakota